Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports
Third Quarter Net Income of $13.2 Million

BRYN MAWR, Pa., October 22, 2020 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $13.2 million, or $0.66 diluted earnings per share, for the three months ended September 30, 2020, as compared to $15.0 million, or $0.75 diluted earnings per share, for the three months ended June 30, 2020, and $16.4 million, or $0.81 diluted earnings per share, for the three months ended September 30, 2019.

As detailed in the appendix to this earnings release, management calculates core net income, a non-GAAP measure. There were no meaningful non-core income or expense items for the three months ended September 30, 2020 or September 30, 2019. Core net income for the three months ended June 30, 2020, which excludes the gain on sale of Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, one-time costs associated with the wind-down of BMT Investment Advisers, a wholly-owned subsidiary of the Corporation, and severance associated with certain staff reductions, was $15.4 million, or $0.77 diluted earnings per share. A reconciliation of core net income and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We continue to manage through these uncertain times and our focus remains on the safety of our employees and supporting our customers as they also manage through this challenging environment,” commented Frank Leto, President and Chief Executive Officer, continuing, “The economic impacts resulting from the COVID-19 pandemic are ongoing. While the current interest rate environment continues to put pressure on our net interest margin, our fee-based businesses produced consistent results, demonstrating the value of our diversified earnings profile. We built on our strong capital position during the quarter while also maintaining ample liquidity, and our credit metrics remained stable. Our solid foundation leaves us well positioned to face the evolving economic landscape as we close out 2020 and look to 2021 and beyond,” Mr. Leto concluded.

On October 22, 2020, the Board of Directors of the Corporation declared a quarterly dividend of $0.27 per share, payable December 1, 2020 to shareholders of record as of November 2, 2020.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Third Quarter 2020 Compared to Second Quarter 2020

•Net income for the three months ended September 30, 2020 was $13.2 million, or $0.66 diluted earnings per share, as compared to $15.0 million, or $0.75 diluted earnings per share, for the three months ended June 30, 2020. Net interest income for the three months ended September 30, 2020 was $35.0 million, a decrease of $2.4 million over the linked quarter. The provision for credit losses on loans and leases (the “Provision”) for the three months ended September 30, 2020 was $3.6 million, a $661 thousand decrease as compared to $4.3 million for the three months ended June 30, 2020. Total noninterest income increased $533 thousand, total noninterest expense increased $1.0 million, and income tax expense decreased $301 thousand for the three months ended September 30, 2020, as compared to the three months ended June 30, 2020.

•Net interest income for the three months ended September 30, 2020 was $35.0 million, a decrease of $2.4 million over the linked quarter. Tax-equivalent net interest income for the three months ended September 30, 2020 was $35.1 million, a decrease of $2.4 million over the linked quarter. Tax-equivalent net interest income for the third quarter of 2020 was positively impacted by the accretion of purchase accounting fair value marks of $800 thousand, a decrease of $240 thousand as compared to $1.0 million for the linked quarter. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended September 30, 2020 was $34.3 million, a decrease of $2.1 million over the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.03% for the three months ended September 30, 2020 as compared to 3.22% for the linked quarter. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 2.96% for the three months ended September 30, 2020 as compared to 3.13% for the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

Items contributing to the decrease in tax-equivalent net interest income adjusted for purchase accounting included decreases of $3.6 million and $216 thousand in tax-equivalent interest and fees earned on loans and leases and tax-equivalent interest income on available for sale investment securities, respectively, partially offset by decreases of $1.5 million and $224 thousand in interest paid on deposits and interest expense on short-term borrowings, respectively, for the three months ended September 30, 2020 as compared to the linked quarter.

Tax-equivalent interest and fees earned on loans and leases for the three months ended September 30, 2020 decreased $3.9 million as compared to the linked quarter. The tax-equivalent yield on average loans and leases for the three months ended September 30, 2020 was 3.97%, a 19 basis point decrease as compared to the linked quarter. Average loans and leases decreased $238.5 million for the three months ended September 30, 2020 as compared to the linked quarter. The decrease in average loans and leases was primarily the result of the sale of $295.6 million of PPP loans at the end of the second quarter and to a smaller extent early in the 3rd quarter.

Tax-equivalent interest income on available for sale investment securities for the three months ended September 30, 2020 decreased $216 thousand as compared to the linked quarter. The tax-equivalent yield on average available for sale investment securities was 1.86%, a 30 basis point decrease as compared to the linked quarter. The effect of the decrease in the tax-equivalent yield was partially offset by an increase of $32.5 million in average available for sale investment securities for the three months ended September 30, 2020 as compared to the linked quarter.

Interest expense on deposits for the three months ended September 30, 2020 decreased $1.5 million over the linked quarter. The rate paid on average interest-bearing deposits for the three months ended September 30, 2020 was 0.41%, a 20 basis point decrease as compared to the linked quarter. Average interest-bearing deposits for the three months ended September 30, 2020 decreased $77.5 million as compared to the linked quarter.

Interest expense on short-term borrowings for the three months ended September 30, 2020 decreased $224 thousand over the linked quarter. The decrease was primarily due to a $106.9 million decrease in average short-term borrowings and a 57 basis point decrease in the rate paid as compared to the linked quarter.

•Noninterest income of $21.1 million for the three months ended September 30, 2020 represented a $533 thousand increase over the linked quarter. The increase was primarily due to increases of $2.6 million, $379 thousand, and $339 thousand in fees for wealth management services, insurance commissions, and capital markets revenue, respectively, partially offset by decreases of $2.1 million and $575 thousand in net gain on sale of loans and other operating income, respectively. The increase in fees for wealth management services was primarily related to the lack of non-recurring costs associated with the wind-down of BMT Investment Advisers, which had a $2.2 million impact on fees for wealth management services in the second quarter of 2020. The decrease in net gain on sale of loans was driven by a $2.4 million gain on the sale of approximately $292.1 million of PPP loans in the second quarter of 2020.

•Noninterest expense of $35.7 million for the three months ended September 30, 2020 represented a $1.0 million increase over the linked quarter. Increases of $361 thousand, $275 thousand, $270 thousand, and $262 thousand in furniture, fixtures and equipment expenses, salaries and wages, other operating expenses, and advertising expenses, respectively, were partially offset by a decrease of $195 thousand in employee benefits.

•The Provision of $3.6 million for the three months ended September 30, 2020 decreased $661 thousand as compared to $4.3 million for the three months ended June 30, 2020. The Provisions recorded in the second and third quarters of 2020 were driven by the current and forward-looking adverse economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of June 30, 2020 and September 30, 2020, respectively. Net loan and lease charge-offs for the third quarter of 2020 totaled $2.2 million, a decrease of $1.2 million as compared to $3.4 million for the second quarter of 2020.

•The effective tax rate for the third quarter of 2020 increased to 22.03% as compared to 21.09% for the second quarter of 2020. The increase in effective tax rate was primarily due to a $75 thousand increase in discrete tax expense related to stock-based compensation coupled with higher projected pretax earnings.

Results of Operations – Third Quarter 2020 Compared to Third Quarter 2019

•Net income for the three months ended September 30, 2020 was $13.2 million, or $0.66 diluted earnings per share, as compared to $16.4 million, or $0.81 diluted earnings per share, for the three months ended September 30, 2019. Net interest income for the three months ended September 30, 2020 was $35.0 million, a decrease of $2.4 million as compared to the same period in 2019. The Provision for the three months ended September 30, 2020, as calculated under the Current Expected Credit Loss (“CECL”) framework, increased $2.7 million as compared to the same period in 2019, which was calculated in accordance with previously-applicable GAAP. Total noninterest income increased $1.6 million, total noninterest expense increased $484 thousand, and income tax expense decreased $693 thousand for the three months ended September 30, 2020 as compared to the three months ended September 30, 2019.

•Net interest income for the three months ended September 30, 2020 was $35.0 million, a decrease of $2.4 million as compared to the same period in 2019. Tax-equivalent net interest income for the three months ended September 30, 2020 was $35.1 million, a decrease of $2.4 million as compared to the same period in 2019. Tax-equivalent net interest income for the third quarter of 2020 was positively impacted by the accretion of purchase accounting fair value marks of $800 thousand as compared to $1.6 million for the same period in 2019. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended September 30, 2020 was $34.3 million, a decrease of $1.6 million as compared to the same period in 2019. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.03% for the three months ended September 30, 2020 as compared to 3.54% for the same period in 2019. Adjusting for the impacts of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 2.96% and 3.39% for three months ended September 30, 2020 and 2019, respectively. The main drivers for the decrease in the adjusted tax-equivalent net interest margin were the rate and volume changes of interest-bearing assets and liabilities as discussed in the below bullet points. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

Items contributing to the decrease in tax-equivalent net interest income adjusted for purchase accounting included decreases of $8.0 million and $1.2 million in tax-equivalent interest and fees earned on loans and leases and tax-equivalent interest income on available for sale investment securities, respectively, partially offset by decreases of $6.6 million and $929 thousand in interest paid on deposits and interest expense on short-term borrowings, respectively, for the three months ended September 30, 2020 as compared to the same period in 2019.

Tax-equivalent interest and fees earned on loans and leases for the three months ended September 30, 2020 decreased $8.7 million as compared to the same period in 2019. The tax-equivalent yield on average loans and leases for the three months ended September 30, 2020 was 3.97%, a 116 basis point decrease as compared to the same period in 2019. The effect of the decrease in the tax-equivalent yield was partially offset by an increase of $168.6 million in average loans and leases for the three months ended September 30, 2020 as compared to same period in 2019.

Tax-equivalent interest income on available for sale investment securities for the three months ended September 30, 2020 decreased $1.2 million as compared to the same period in 2019. The tax-equivalent yield on average available for sale investment securities for the three months ended September 30, 2020 was 1.86%, a 65 basis point decrease as compared to the same period in 2019 coupled with a decrease of $47.7 million in average available for sale investment securities for the three months ended September 30, 2020 as compared to the same period in 2019.

Interest expense on deposits for the three months ended September 30, 2020 decreased $6.5 million as compared to the same period in 2019. The rate paid on average interest-bearing deposits for the three months ended September 30, 2020 was 0.41%, a 95 basis point decrease as compared to the same period in 2019. The effect of the decrease in the tax-equivalent rate paid was partially offset by an increase of $115.4 million in average interest-bearing deposits for the three months ended September 30, 2020 as compared to the same period in 2019.

Interest expense on short-term borrowings for the three months ended September 30, 2020 decreased $929 thousand as compared to the same period in 2019. The decrease was primarily due to a $140.1 million decrease in average short-term borrowings for the three months ended September 30, 2020 as compared to the same period in 2019 coupled with a 208 basis point decrease in the rate paid for the three months ended September 30, 2020 as compared to the same period in 2019.

•Noninterest income of $21.1 million for the three months ended September 30, 2020 represented a $1.6 million increase over the same period in 2019. The increase was primarily due to increases of $1.2 million, $881 thousand, and $347 thousand in capital markets revenue, fees for wealth management services, and net gain on sale of loans, respectively, partially offset by decreases of $219 thousand, $193 thousand, $182 thousand, and $160 thousand in dividends on the Corporation's equity stocks issued by the Federal Home Loan Bank (“FHLB”) and the Federal Reserve Bank, service charges on deposits, loan servicing fees, and insurance commissions, respectively.

•Noninterest expense of $35.7 million for the three months ended September 30, 2020 represented a $484 thousand increase over the same period in 2019. Increases of $1.0 million and $674 thousand in other operating expenses and professional fees, respectively, were partially offset by decreases of $564 thousand, $399 thousand, and $262 thousand in salaries and wages, Pennsylvania bank shares tax, and employee benefits, respectively. The increase in other operating expenses included a $627 increase in FDIC insurance expense primarily due to a small bank assessment credit of $407 thousand applied in the third quarter of 2019.

•The Provision of $3.6 million for the three months ended September 30, 2020, as calculated under the CECL framework, increased $2.7 million as compared to the same period in 2019, which was calculated in accordance with previously-applicable GAAP. The Provision recorded in the third quarter of 2020 was driven by the current and forward-looking adverse economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of September 30, 2020. Net loan and lease charge-offs for the third quarter of 2020 totaled $2.2 million, an increase of $863 thousand as compared to $1.3 million for the third quarter in 2019.

•The effective tax rate for the third quarter of 2020 increased to 22.03% as compared to 21.20% for the third quarter of 2019. The increase in effective tax rate was primarily due to a $105 thousand increase in discrete tax expense related to stock-based compensation.

Financial Condition – September 30, 2020 Compared to December 31, 2019

•Total assets as of September 30, 2020 were $5.05 billion, a decrease of $216.3 million from December 31, 2019. The decrease was primarily due to the $441.2 million decrease in available for sale investment securities as discussed in the bullet point below. Partially offsetting this decrease were increases of $203.5 million and $93.9 million in cash balances and other assets. The increase in cash balances was primarily due to the sale of approximately $292.1 million of PPP loans in the second quarter of 2020 coupled with higher deposit balances resulting from PPP loan funds deposited with the Bank. The increase in other assets was primarily driven by an $88.4 million increase in the fair value of interest rate swaps.

•Available for sale investment securities as of September 30, 2020 totaled $564.8 million, a decrease of $441.2 million from December 31, 2019. The decrease was primarily due to the maturing of $500.0 million of short-term U.S. Treasury securities in the first quarter of 2020, partially offset by increases of $65.8 million, $9.3 million, and $6.5 million of mortgage-backed securities, corporate bonds, and collateralized loan obligations, respectively.

•Total portfolio loans and leases of $3.68 billion as of September 30, 2020 decreased $12.6 million, or 0.3%, from December 31, 2019. Decreases of $45.8 million, $45.1 million, $10.7 million, and $10.2 million in residential mortgages 1st liens, home equity lines of credit, residential mortgage 2nd liens and consumer loans, respectively, were partially offset by increases of $45.6 million, $40.6 million and $33.1 million in nonowner-occupied commercial real estate loans, owner-occupied commercial real estate loans and commercial and industrial loans, respectively. In conjunction with the adoption of CECL, the Corporation has revised its portfolio segmentation to align with the methodology applied in determining the allowance for credit losses (“ACL”) for loans and leases under CECL, which is based on federal call report codes which classify loans based on the primary collateral supporting the loan. Portfolio segmentation prior to the adoption of CECL was based on product type or purpose. As such, certain reclassifications were made to conform previous years to the current year's presentation.

As of September 30, 2020, 552 loans and leases in the amount of $305.2 million, comprising 8.3% of the Bank's portfolio loans and leases, are within a deferral period under the Bank's consumer and commercial loan and lease modification programs, as compared to 1,668 loans and leases in the amount of $767.1 million, comprising 20.6% of the Bank's portfolio loans and leases, as of June 30, 2020.

•The ACL on loans and leases was $22.6 million as of December 31, 2019. Effective January 1, 2020, the Corporation adopted CECL and recognized an increase in the ACL on loans and leases of approximately $3.2 million, as a cumulative effect of a change in accounting principle, with a corresponding decrease, net of tax, in retained earnings. The ACL on loans and leases was $56.4 million as of September 30, 2020, an increase of $33.8 million as compared to December 31, 2019. The significant increase was driven by the current and forward-looking adverse economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of September 30, 2020 as compared to our initial adoption of CECL.

•Deposits of $4.01 billion as of September 30, 2020 increased $171.3 million from December 31, 2019. Increases of $333.2 million, $93.0 million, and $24.7 million in noninterest bearing deposits, money market accounts, and savings accounts, respectively, were partially offset by decreases of $129.4 million, $100.5 million, and $38.9 million in interest-bearing demand accounts, wholesale non-maturity deposits, and retail time deposits, respectively. The increase in noninterest bearing deposits was primarily due to the Bank's PPP loan customers depositing loan funds into Bank deposit accounts during the second quarter of 2020.

•Borrowings of $189.1 million as of September 30, 2020, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures decreased $476.9 million from December 31, 2019, primarily due to decreases of $469.8 million and $7.4 million in short-term borrowings and long-term FHLB advances, respectively. The decrease in short-term borrowings was primarily due to the maturing of approximately $432.4 million of short-term borrowings in the first quarter of 2020, which was used to partially fund the purchase of $500.0 million of short-term U.S. Treasury securities included on the balance sheet as of December 31, 2019. Additionally, the increase in deposits reduced the need to obtain wholesale funding such as FHLB advances at September 30, 2020 as compared to December 31, 2019.

•Wealth assets totaled $17.24 billion as of September 30, 2020, an increase of $696.2 million from December 31, 2019. As of September 30, 2020, wealth assets consisted of $10.69 billion of wealth assets where fees are set at fixed amounts, an increase of $1.12 billion from December 31, 2019, and $6.56 billion of wealth assets where fees are predominantly determined based on the market value of the assets held in their accounts, a decrease of $419.1 million from December 31, 2019.

•The capital ratios for the Bank and the Corporation, as of September 30, 2020, as shown in the attached tables, indicate regulatory capital levels in excess of the regulatory minimums and the levels necessary for the Bank to be considered “well capitalized.” In September 2020, the U.S. banking agencies issued a final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period. This final rule is consistent with the interim final rule issued by the U.S. banking agencies in March 2020. The current and prior quarter ratios reflect the Corporation's election of the five-year transition provision.

EARNINGS CONFERENCE CALL

The Corporation will hold a third quarter 2020 earnings conference call at 8:30 a.m. Eastern Time on Friday, October 23, 2020. Interested parties may participate by calling 1-888-317-6016. A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through 9:00 a.m. Eastern Time on Friday, November 23, 2020. This recording may be obtained by calling 1-877-344-7529, referring to conference number 10148408.

The Corporation will simultaneously broadcast the earnings conference call live over the Internet through a webcast on the investor relations portion of the Corporation’s website. To access the call via the Internet, please visit the website at http://services.choruscall.com/links/bmtc201023.html. An online archive of the webcast will be available within one hour of the conclusion of the earnings conference call. Within 24 hours after the conclusion of the earnings conference call, an online transcript will be available at the following website:
https://platform.mi.spglobal.com/web/client?auth=inherit&overridecdc=1&#company/transcripts?id=100154.

The Corporation’s decision to hold an earnings conference call for the third quarter of 2020 is not indicative of the Corporation’s future plans with respect to earnings conference calls, and decisions regarding whether to continue holding earnings conference calls will be made at a future date.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This communication contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “strategy,” “forecast,” “project,” “annualized,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this communication are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. The COVID-19 pandemic (the “Pandemic”) is adversely affecting us, our clients, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to the Pandemic, could affect us in substantial and unpredictable ways. Other factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices or accounting standards, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected Credit Loss model, which has changed how we estimate credit losses and may result in further increases in the required level of our allowance for credit losses; unanticipated regulatory or legal proceedings, outcomes of litigation or other contingencies; cybersecurity events; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; uncertainty regarding the future of LIBOR; the impact of public health issues and pandemics, and their effects on the economic and business environments in which we operate; the effect of the Pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; and other factors as described in our securities filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements and information set forth herein are based on Corporation management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the SEC, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC, including our most recent Quarterly Report on Form 10-Q.

# # # #

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$241,763	$448,113	$69,239	$42,328	$86,158
Investment securities	584,529	550,974	537,592	1,027,182	625,452
Loans held for sale	4,574	4,116	2,785	4,249	5,767
Portfolio loans and leases	3,676,684	3,722,165	3,767,166	3,689,313	3,540,747
Allowance for credit losses ("ACL") on loans and leases	(56,428)	(54,974)	(54,070)	(22,602)	(20,777)
Goodwill and other intangible assets	200,445	201,315	202,225	203,143	204,096
Total assets	5,046,939	5,271,311	4,923,033	5,263,259	4,828,641
Deposits - interest-bearing	2,783,188	3,026,152	2,850,986	2,944,072	2,794,079
Deposits - non-interest-bearing	1,230,391	1,217,496	927,922	898,173	904,409
Short-term borrowings	23,456	28,891	162,045	493,219	203,471
Long-term FHLB advances	44,872	44,837	47,303	52,269	44,735
Subordinated notes	98,839	98,794	98,750	98,705	98,660
Jr. subordinated debentures	21,889	21,843	21,798	21,753	21,709
Total liabilities	4,434,322	4,667,637	4,329,854	4,651,032	4,227,706
Total shareholders' equity	612,617	603,674	593,179	612,227	600,935
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	336,225	195,966	50,330	66,060	48,597	194,652	39,785
Investment securities	574,094	542,321	542,876	593,289	622,336	553,174	593,449
Loans held for sale	4,393	3,805	2,319	4,160	4,375	3,509	2,992
Portfolio loans and leases	3,697,102	3,936,227	3,736,067	3,594,449	3,528,548	3,789,460	3,508,837
Total interest-earning assets	4,611,814	4,678,319	4,331,592	4,257,958	4,203,856	4,540,795	4,145,063
Goodwill and intangible assets	200,931	201,823	202,760	203,663	204,637	201,835	205,641
Total assets	5,157,588	5,226,074	4,844,918	4,775,407	4,760,074	5,076,490	4,653,064
Deposits - interest-bearing	2,891,652	2,969,113	2,853,712	2,799,050	2,776,226	2,904,777	2,748,798
Short-term borrowings	29,913	136,816	140,585	121,612	169,985	102,173	132,100
Long-term FHLB advances	44,849	46,161	47,335	53,443	45,698	46,110	51,125
Subordinated notes	98,815	98,770	98,725	98,681	98,634	98,770	98,588
Jr. subordinated debentures	21,859	21,814	21,768	21,726	21,680	21,814	21,638
Total interest-bearing liabilities	3,087,088	3,272,674	3,162,125	3,094,512	3,112,223	3,173,644	3,052,249
Total liabilities	4,548,395	4,625,511	4,229,908	4,168,899	4,164,763	4,468,231	4,070,025
Total shareholders' equity	609,193	600,563	615,010	606,508	595,311	608,259	583,039

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Income Statement
Net interest income	$35,032	$37,385	$36,333	$35,985	$37,398	$108,750	$111,656
Provision for loan and lease losses	3,641	4,302	32,335	2,225	919	40,278	6,282
Noninterest income	21,099	20,566	18,300	23,255	19,455	59,965	58,929
Noninterest expense	35,657	34,636	36,418	36,430	35,173	106,711	110,085
Income tax expense (benefit)	3,709	4,010	(2,957)	4,202	4,402	4,762	11,405
Net income (loss)	13,124	15,003	(11,163)	16,383	16,359	16,964	42,813
Net loss attributable to noncontrolling interest	(40)	(32)	—	(1)	(1)	(72)	(9)
Net income (loss) attributable to Bryn Mawr Bank Corporation	13,164	15,035	(11,163)	16,384	16,360	17,036	42,822
Basic earnings per share	0.66	0.75	(0.56)	0.81	0.81	0.85	2.13
Diluted earnings per share	0.66	0.75	(0.56)	0.81	0.81	0.85	2.12
Net income (loss) (core) (1)	13,164	15,399	(11,163)	16,384	16,360	17,400	46,375
Basic earnings per share (core) (1)	0.66	0.77	(0.56)	0.81	0.81	0.87	2.30
Diluted earnings per share (core) (1)	0.66	0.77	(0.56)	0.81	0.81	0.87	2.29
Dividends paid or accrued per share	0.27	0.26	0.26	0.26	0.26	0.79	0.76
Profitability Indicators
Return on average assets	1.02%	1.16%	(0.93)%	1.36%	1.36%	0.45%	1.23%
Return on average equity	8.60%	10.07%	(7.30)%	10.72%	10.90%	3.74%	9.82%
Return on tangible equity(1)	13.47%	15.86%	(10.17)%	16.85%	17.35%	6.29%	15.94%
Return on tangible equity (core)(1)	13.47%	16.23%	(10.17)%	16.85%	17.35%	6.41%	17.19%
Return on average assets (core)(1)	1.02%	1.19%	(0.93)%	1.36%	1.36%	0.46%	1.33%
Return on average equity (core)(1)	8.60%	10.31%	(7.30)%	10.72%	10.90%	3.82%	10.63%
Tax-equivalent net interest margin	3.03%	3.22%	3.38%	3.36%	3.54%	3.21%	3.61%
Efficiency ratio(1)	61.97%	57.25%	64.98%	59.89%	60.19%	61.33%	60.23%
Share Data
Closing share price	$24.87	$27.66	$28.38	$41.24	$36.51
Book value per common share	$30.70	$30.29	$29.78	$30.42	$29.86
Tangible book value per common share(1)	$20.69	$20.23	$19.66	$20.36	$19.75
Price / book value	81.01%	91.32%	95.30%	135.57%	122.27%
Price / tangible book value(1)	120.20%	136.73%	144.35%	202.55%	184.86%
Weighted average diluted shares outstanding	20,021,617	20,008,219	20,053,159	20,213,008	20,208,630	20,062,108	20,236,331
Shares outstanding, end of period	19,958,186	19,927,893	19,921,524	20,126,296	20,124,193
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$17,244,307	$17,012,903	$15,593,732	$16,548,060	$15,609,786
Fees for wealth management services	$11,707	$9,069	$11,168	$11,672	$10,826

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	12.02%	11.68%	11.10%	11.47%	12.17%
Total capital to RWA	13.27%	12.93%	12.33%	12.09%	12.75%
Tier I leverage ratio	9.16%	8.75%	9.12%	9.37%	9.75%
Tangible equity ratio (1)	9.36%	8.67%	8.98%	8.58%	9.75%
Common equity Tier I capital to RWA	12.02%	11.68%	11.10%	11.47%	12.17%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	11.48%	11.27%	10.80%	11.42%	11.33%
Total capital to RWA	15.19%	15.14%	14.62%	14.69%	14.61%
Tier I leverage ratio	8.75%	8.44%	8.88%	9.33%	9.07%
Tangible equity ratio (1)	8.52%	7.95%	8.30%	8.10%	8.60%
Common equity Tier I capital to RWA	10.92%	10.71%	10.25%	10.86%	10.75%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$2,187	$3,398	$4,073	$400	$1,324	$9,658	$4,931

Loans and leases risk-rated Special Mention	$48,267	$55,171	$14,833	$19,922	$40,494
Total classified loans and leases	175,501	154,687	60,972	66,901	36,192
Total criticized loans and leases	$223,768	$209,858	$75,805	$86,823	$76,686

Nonperforming loans and leases ("NPL"s)	$8,597	$8,418	$7,557	$10,648	$14,119
Other real estate owned ("OREO")	—	—	—	—	72
Total nonperforming assets ("NPA"s)	$8,597	$8,418	$7,557	$10,648	$14,191

Nonperforming loans and leases 30 or more days past due	$4,153	$3,223	$3,380	$6,314	$4,940
Performing loans and leases 30 to 89 days past due	9,351	10,022	19,930	7,196	5,273
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$13,504	$13,245	$23,310	$13,510	$10,213

Delinquent loans and leases to total loans and leases	0.37%	0.36%	0.62%	0.37%	0.29%
Delinquent performing loans and leases to total loans and leases	0.25%	0.27%	0.53%	0.19%	0.15%
NCOs / average loans and leases (annualized)	0.24%	0.35%	0.44%	0.04%	0.15%	0.34%	0.19%
NPLs / total portfolio loans and leases	0.23%	0.23%	0.20%	0.29%	0.40%
NPAs / total loans and leases and OREO	0.23%	0.23%	0.20%	0.29%	0.40%
NPAs / total assets	0.17%	0.16%	0.15%	0.20%	0.29%
ACL / NPLs	656.37%	653.05%	715.50%	212.27%	147.16%
ACL / classified loans and leases	32.15%	35.54%	88.68%	33.78%	57.41%
ACL / criticized loans and leases	25.22%	26.20%	71.33%	26.03%	27.09%
ACL / portfolio loans	1.53%	1.48%	1.44%	0.61%	0.59%
ACL for originated loans and leases / Originated loans and leases (1)	1.56%	1.51%	1.47%	0.68%	0.66%
(Total ACL + Loan mark) / Total Gross portfolio loans and leases (1)	1.73%	1.69%	1.68%	0.91%	0.92%

Troubled debt restructurings ("TDR"s) included in NPLs	$1,393	$1,792	$3,248	$3,018	$5,755
TDRs in compliance with modified terms	8,590	10,013	4,852	5,071	5,069
Total TDRs	$9,983	$11,805	$8,100	$8,089	$10,824
(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(3)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. The March 31, 2020, June 30, 2020, and September 30, 2020 ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Assets
Cash and due from banks	$15,670	$16,408	$17,803	$11,603	$8,582
Interest-bearing deposits with banks	241,763	448,113	69,239	42,328	86,158
Cash and cash equivalents	257,433	464,521	87,042	53,931	94,740
Investment securities, available for sale	564,774	530,581	516,466	1,005,984	604,181
Investment securities, held to maturity	11,725	12,592	13,369	12,577	12,947
Investment securities, trading	8,030	7,801	7,757	8,621	8,324
Loans held for sale	4,574	4,116	2,785	4,249	5,767
Portfolio loans and leases, originated	3,396,068	3,422,890	3,424,601	3,320,816	3,137,769
Portfolio loans and leases, acquired	280,616	299,275	342,565	368,497	402,978
Total portfolio loans and leases	3,676,684	3,722,165	3,767,166	3,689,313	3,540,747
Less: Allowance for credit losses on originated loans and leases	(52,968)	(51,659)	(50,365)	(22,526)	(20,675)
Less: Allowance for credit losses on acquired loans and leases	(3,460)	(3,315)	(3,705)	(76)	(102)
Total allowance for credit losses on loans and lease	(56,428)	(54,974)	(54,070)	(22,602)	(20,777)
Net portfolio loans and leases	3,620,256	3,667,191	3,713,096	3,666,711	3,519,970
Premises and equipment	60,369	61,778	63,144	64,965	66,439
Operating lease right-of-use assets	38,536	39,348	40,157	40,961	42,200
Accrued interest receivable	16,609	15,577	12,017	12,482	12,746
Mortgage servicing rights	2,881	3,440	4,115	4,450	4,580
Bank owned life insurance	60,072	59,728	59,399	59,079	58,749
Federal Home Loan Bank ("FHLB") stock	4,506	4,506	11,928	23,744	16,148
Goodwill	184,012	184,012	184,012	184,012	184,012
Intangible assets	16,433	17,303	18,213	19,131	20,084
Other investments	17,129	17,055	16,786	16,683	16,683
Other assets	179,600	181,762	172,747	85,679	161,071
Total assets	$5,046,939	$5,271,311	$4,923,033	$5,263,259	$4,828,641

Liabilities
Deposits
Noninterest-bearing	$1,230,391	$1,217,496	$927,922	$898,173	$904,409
Interest-bearing	2,783,188	3,026,152	2,850,986	2,944,072	2,794,079
Total deposits	4,013,579	4,243,648	3,778,908	3,842,245	3,698,488
Short-term borrowings	23,456	28,891	162,045	493,219	203,471
Long-term FHLB advances	44,872	44,837	47,303	52,269	44,735
Subordinated notes	98,839	98,794	98,750	98,705	98,660
Jr. subordinated debentures	21,889	21,843	21,798	21,753	21,709
Operating lease liabilities	42,895	43,693	44,482	45,258	46,506
Accrued interest payable	7,984	7,907	7,230	6,248	9,015
Other liabilities	180,808	178,024	169,338	91,335	105,122
Total liabilities	4,434,322	4,667,637	4,329,854	4,651,032	4,227,706

Shareholders' equity
Common stock	24,710	24,662	24,655	24,650	24,646
Paid-in capital in excess of par value	380,770	380,167	379,495	378,606	377,806
Less: common stock held in treasury, at cost	(89,100)	(88,612)	(88,540)	(81,174)	(81,089)
Accumulated other comprehensive income, net of tax	10,139	9,019	8,869	2,187	2,698
Retained earnings	286,865	279,165	269,395	288,653	277,568
Total Bryn Mawr Bank Corporation shareholders' equity	613,384	604,401	593,874	612,922	601,629
Noncontrolling interest	(767)	(727)	(695)	(695)	(694)
Total shareholders' equity	612,617	603,674	593,179	612,227	600,935
Total liabilities and shareholders' equity	$5,046,939	$5,271,311	$4,923,033	$5,263,259	$4,828,641

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases(1) as of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Commercial real estate - nonowner-occupied	$1,382,757	$1,375,904	$1,354,416	$1,337,167	$1,238,881
Commercial real estate - owner-occupied	568,219	542,688	530,667	527,607	499,202
Home equity lines of credit	179,125	194,767	209,278	224,262	227,682
Residential mortgage - 1st liens	660,923	695,270	710,495	706,690	702,588
Residential mortgage - junior liens	26,150	33,644	35,583	36,843	37,240
Construction	186,415	212,374	221,116	202,198	195,161
Total real estate loans	3,003,589	3,054,647	3,061,555	3,034,767	2,900,754
Commercial & Industrial	465,315	457,529	491,298	432,227	426,084
Consumer	47,043	43,762	45,951	57,241	50,760
Leases	160,737	166,227	168,362	165,078	163,149
Total non-real estate loans and leases	673,095	667,518	705,611	654,546	639,993
Total portfolio loans and leases	$3,676,684	$3,722,165	$3,767,166	$3,689,313	$3,540,747

	Nonperforming Loans and Leases(1) as of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Commercial real estate - nonowner-occupied	$849	$245	$181	$199	$3,055
Commercial real estate - owner-occupied	3,597	4,046	2,543	4,159	4,535
Home equity lines of credit	890	915	758	636	693
Residential mortgage - 1st liens	862	912	1,080	2,447	2,693
Residential mortgage - junior liens	50	72	79	83	84
Total nonperforming real estate loans	6,248	6,190	4,641	7,524	11,060
Commercial & Industrial	1,784	1,973	2,692	2,180	1,991
Consumer	31	36	52	61	75
Leases	534	219	172	883	993
Total nonperforming non-real estate loans and leases	2,349	2,228	2,916	3,124	3,059
Total nonperforming portfolio loans and leases	$8,597	$8,418	$7,557	$10,648	$14,119

	Net Loan and Lease Charge-Offs (Recoveries)(1) for the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Commercial real estate - nonowner-occupied	$(2)	$(4)	$(2)	$(1,067)	$(7)
Commercial real estate - owner-occupied	494	1,234	—	190	680
Home equity lines of credit	—	(4)	114	33	(22)
Residential mortgage - 1st liens	(13)	420	727	378	(7)
Residential mortgage - junior liens	—	—	—	—	—
Construction	(1)	(1)	(1)	(1)	(1)
Total net charge-offs of real estate loans	478	1,645	838	(467)	643
Commercial & Industrial	1,522	499	612	57	(15)
Consumer	134	238	261	227	187
Leases	53	1,016	2,362	583	509
Total net charge-offs of non-real estate loans and leases	1,709	1,753	3,235	867	681
Total net charge-offs	$2,187	$3,398	$4,073	$400	$1,324
(1)In conjunction with the adoption of CECL, the Corporation has revised its portfolio segmentation to align with the methodology applied in determining the ACL) for loans and leases under CECL, which is based on Federal call report codes which classify loans based on the primary collateral supporting the loan. Portfolio segmentation prior to the adoption of CECL was based on product type or purpose. As such, certain reclassifications were made to conform previous years to the current year's presentation.

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
U.S. Treasury securities	$100	$100	$101	$500,101	$101
Obligations of the U.S. Government and agencies	90,928	114,149	106,679	102,020	172,753
State & political subdivisions - tax-free	3,178	4,583	4,562	5,379	6,327
Mortgage-backed securities	431,822	377,204	374,775	366,002	388,891
Collateralized mortgage obligations	22,253	25,873	29,699	31,832	35,459
Collateralized loan obligations	6,500	—	—	—	—
Corporate bonds	9,343	8,022	—	—	—
Other debt securities	650	650	650	650	650
Total investment securities available for sale, at fair value	$564,774	$530,581	$516,466	$1,005,984	$604,181

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
U.S. Treasury securities	$—	$—	$1	$35	$1
Obligations of the U.S. Government and agencies	995	1,103	1,036	(159)	188
State & political subdivisions - tax-free	27	30	10	13	8
Mortgage-backed securities	12,901	11,683	11,554	5,025	4,605
Collateralized mortgage obligations	662	702	778	36	180
Corporate bonds	343	22	—	—	—
Total unrealized gains on investment securities available for sale	$14,928	$13,540	$13,379	$4,950	$4,982

	Deposits
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Interest-bearing deposits:
Interest-bearing demand	$815,561	$910,441	$750,127	$944,915	$778,809
Money market	1,199,429	1,239,523	1,133,952	1,106,478	983,170
Savings	245,167	249,636	247,799	220,450	248,539
Retail time deposits	366,245	400,186	406,828	405,123	467,346
Wholesale non-maturity deposits	77,356	146,463	198,888	177,865	274,121
Wholesale time deposits	79,430	79,903	113,392	89,241	42,094
Total interest-bearing deposits	2,783,188	3,026,152	2,850,986	2,944,072	2,794,079
Noninterest-bearing deposits	1,230,391	1,217,496	927,922	898,173	904,409
Total deposits	$4,013,579	$4,243,648	$3,778,908	$3,842,245	$3,698,488

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Interest income:
Interest and fees on loans and leases	$36,799	$40,690	$42,795	$43,220	$45,527	$120,284	$135,147
Interest on cash and cash equivalents	85	37	111	195	143	233	348
Interest on investment securities	2,658	2,894	3,201	3,545	3,903	8,753	10,934
Total interest income	39,542	43,621	46,107	46,960	49,573	129,270	146,429
Interest expense:
Interest on deposits	2,967	4,476	7,637	8,674	9,510	15,080	27,262
Interest on short-term borrowings	8	232	453	555	937	693	2,237
Interest on FHLB advances	234	155	244	279	243	633	790
Interest on jr. subordinated debentures	207	229	295	323	340	731	1,050
Interest on subordinated notes	1,094	1,144	1,145	1,144	1,145	3,383	3,434
Total interest expense	4,510	6,236	9,774	10,975	12,175	20,520	34,773
Net interest income	35,032	37,385	36,333	35,985	37,398	108,750	111,656
Provision for credit losses ("PCL") on loans and leases	3,641	4,302	32,335	2,225	919	40,278	6,282
Net interest income after PCL on loans and leases	31,391	33,083	3,998	33,760	36,479	68,472	105,374
Noninterest income:
Fees for wealth management services	11,707	9,069	11,168	11,672	10,826	31,944	32,728
Insurance commissions	1,682	1,303	1,533	1,666	1,842	4,518	5,211
Capital markets revenue	3,314	2,975	2,361	5,455	2,113	8,650	5,821
Service charges on deposits	663	603	846	858	856	2,112	2,516
Loan servicing and other fees	373	452	461	489	555	1,286	1,717
Net gain on sale of loans	1,021	3,134	782	597	674	4,937	1,745
Net gain (loss) on sale of other real estate owned	—	—	148	(48)	(12)	148	(36)
Dividends on FHLB and FRB stocks	127	243	444	432	346	814	1,073
Other operating income	2,212	2,787	557	2,134	2,255	5,556	8,154
Total noninterest income	21,099	20,566	18,300	23,255	19,455	59,965	58,929
Noninterest expense:
Salaries and wages	17,201	16,926	16,989	18,667	17,765	51,116	55,704
Employee benefits	3,026	3,221	3,500	2,685	3,288	9,747	10,771
Occupancy and bank premises	3,055	3,033	3,015	3,206	3,008	9,103	9,385
Furniture, fixtures and equipment	2,481	2,120	2,431	2,401	2,335	7,032	7,292
Advertising	458	196	401	599	587	1,055	1,506
Amortization of intangible assets	870	910	918	953	954	2,698	2,848
Professional fees	1,718	1,575	1,368	1,754	1,044	4,661	3,680
Pennsylvania bank shares tax	115	116	116	42	514	347	1,436
Data processing	1,403	1,479	1,394	1,517	1,377	4,276	4,000
Other operating expenses	5,330	5,060	6,286	4,606	4,301	16,676	13,463
Total noninterest expense	35,657	34,636	36,418	36,430	35,173	106,711	110,085
Income (loss) before income taxes	16,833	19,013	(14,120)	20,585	20,761	21,726	54,218
Income tax expense (benefit)	3,709	4,010	(2,957)	4,202	4,402	4,762	11,405
Net income (loss)	$13,124	$15,003	$(11,163)	$16,383	$16,359	$16,964	$42,813
Net loss attributable to noncontrolling interest	(40)	(32)	—	(1)	(1)	(72)	(9)
Net income (loss) attributable to Bryn Mawr Bank Corporation	$13,164	$15,035	$(11,163)	$16,384	$16,360	$17,036	$42,822

Per share data:
Weighted average shares outstanding	19,945,634	19,926,737	20,053,159	20,124,553	20,132,117	19,975,069	20,148,289
Dilutive common shares	75,983	81,482	—	88,455	76,513	87,039	88,042
Weighted average diluted shares	20,021,617	20,008,219	20,053,159	20,213,008	20,208,630	20,062,108	20,236,331
Basic earnings per common share	$0.66	$0.75	$(0.56)	$0.81	$0.81	$0.85	$2.13
Diluted earnings per common share	$0.66	$0.75	$(0.56)	$0.81	$0.81	$0.85	$2.12
Dividends paid or accrued per share	$0.27	$0.26	$0.26	$0.26	$0.26	$0.79	$0.76
Effective tax rate	22.03%	21.09%	20.94%	20.41%	21.20%	21.92%	21.04%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended															For the Nine Months Ended
	September 30, 2020			June 30, 2020			March 31, 2020			December 31, 2019			September 30, 2019			September 30, 2020			September 30, 2019
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$336,225	$85	0.10%	$195,966	$37	0.08%	$50,330	$111	0.89%	$66,060	$195	1.17%	$48,597	$143	1.17%	$194,652	$233	0.16%	$39,785	$348	1.17%
Investment securities - available for sale:
Taxable	550,199	2,562	1.85%	516,823	2,775	2.16%	516,244	3,065	2.39%	566,359	3,334	2.34%	594,975	3,765	2.51%	527,837	8,402	2.13%	566,742	10,528	2.48%
Tax-exempt	3,690	23	2.48%	4,572	26	2.29%	4,909	28	2.29%	5,844	33	2.24%	6,594	36	2.17%	4,388	77	2.34%	7,961	134	2.25%
Total investment securities - available for sale	553,889	2,585	1.86%	521,395	2,801	2.16%	521,153	3,093	2.39%	572,203	3,367	2.33%	601,569	3,801	2.51%	532,225	8,479	2.13%	574,703	10,662	2.48%

Investment securities - held to maturity	12,248	57	1.85%	13,126	73	2.24%	13,195	87	2.65%	12,756	84	2.61%	12,360	80	2.57%	12,854	217	2.26%	10,540	218	2.77%
Investment securities - trading	7,957	21	1.05%	7,800	24	1.24%	8,528	25	1.18%	8,330	99	4.72%	8,407	27	1.27%	8,095	70	1.16%	8,206	73	1.19%

Loans and leases *	3,701,495	36,901	3.97%	3,940,032	40,779	4.16%	3,738,386	42,898	4.62%	3,598,609	43,326	4.78%	3,532,923	45,642	5.13%	3,792,969	120,578	4.25%	3,511,829	135,503	5.16%

Total interest-earning assets	4,611,814	39,649	3.42%	4,678,319	43,714	3.76%	4,331,592	46,214	4.29%	4,257,958	47,071	4.39%	4,203,856	49,693	4.69%	4,540,795	129,577	3.81%	4,145,063	146,804	4.74%

Cash and due from banks	16,557			16,263			12,479			9,829			12,890			15,145			13,671
Less: allowance for loan and lease losses	(55,285)			(54,113)			(25,786)			(21,124)			(21,438)			(45,099)			(20,729)
Other assets	584,502			585,605			526,633			528,744			564,766			565,649			515,059

Total assets	$5,157,588			$5,226,074			$4,844,918			$4,775,407			$4,760,074			$5,076,490			$4,653,064

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$2,282,591	$1,042	0.18%	$2,313,150	$2,341	0.41%	$2,197,279	$4,981	0.91%	$2,149,623	$5,659	1.04%	$1,996,181	$5,445	1.08%	$2,264,407	$8,364	0.49%	$1,908,405	$14,249	1.00%
Wholesale deposits	223,527	465	0.83%	245,052	486	0.80%	253,322	977	1.55%	214,229	1,024	1.90%	299,309	1,729	2.29%	240,571	1,928	1.07%	329,103	5,884	2.39%
Retail time deposits	385,534	1,460	1.51%	410,911	1,649	1.61%	403,111	1,679	1.68%	435,198	1,991	1.82%	480,736	2,336	1.93%	399,799	4,788	1.60%	511,290	7,129	1.86%
Total interest-bearing deposits	2,891,652	2,967	0.41%	2,969,113	4,476	0.61%	2,853,712	7,637	1.08%	2,799,050	8,674	1.23%	2,776,226	9,510	1.36%	2,904,777	15,080	0.69%	2,748,798	27,262	1.33%

Borrowings:
Short-term borrowings	29,913	8	0.11%	136,816	232	0.68%	140,585	453	1.30%	121,612	555	1.81%	169,985	937	2.19%	102,173	693	0.91%	132,100	2,237	2.26%
Long-term FHLB advances	44,849	234	2.08%	46,161	155	1.35%	47,335	244	2.07%	53,443	279	2.07%	45,698	243	2.11%	46,110	633	1.83%	51,125	790	2.07%
Subordinated notes	98,815	1,094	4.40%	98,770	1,144	4.66%	98,725	1,145	4.66%	98,681	1,144	4.60%	98,634	1,145	4.61%	98,770	3,383	4.58%	98,588	3,434	4.66%
Jr. subordinated debt	21,859	207	3.77%	21,814	229	4.22%	21,768	295	5.45%	21,726	323	5.90%	21,680	340	6.22%	21,814	731	4.48%	21,638	1,050	6.49%
Total borrowings	195,436	1,543	3.14%	303,561	1,760	2.33%	308,413	2,137	2.79%	295,462	2,301	3.09%	335,997	2,665	3.15%	268,867	5,440	2.70%	303,451	7,511	3.31%

Total interest-bearing liabilities	3,087,088	4,510	0.58%	3,272,674	6,236	0.77%	3,162,125	9,774	1.24%	3,094,512	10,975	1.41%	3,112,223	12,175	1.55%	3,173,644	20,520	0.86%	3,052,249	34,773	1.52%

Noninterest-bearing deposits	1,220,570			1,126,139			894,264			915,128			903,314			1,080,837			895,111
Other liabilities	240,737			226,698			173,519			159,259			149,226			213,750			122,665
Total noninterest-bearing liabilities	1,461,307			1,352,837			1,067,783			1,074,387			1,052,540			1,294,587			1,017,776

Total liabilities	4,548,395			4,625,511			4,229,908			4,168,899			4,164,763			4,468,231			4,070,025

Shareholders' equity	609,193			600,563			615,010			606,508			595,311			608,259			583,039

Total liabilities and shareholders' equity	$5,157,588			$5,226,074			$4,844,918			$4,775,407			$4,760,074			$5,076,490			$4,653,064

Net interest spread			2.84%			2.99%			3.05%			2.98%			3.14%			2.95%			3.22%
Effect of noninterest-bearing sources			0.19%			0.23%			0.33%			0.38%			0.40%			0.26%			0.39%

Tax-equivalent net interest margin		$35,139	3.03%		$37,478	3.22%		$36,440	3.38%		$36,096	3.36%		$37,518	3.54%		$109,057	3.21%		$112,031	3.61%

Tax-equivalent adjustment		$107	0.01%		$93	0.01%		$107	0.01%		$111	0.01%		$120	0.01%		$307	0.01%		$375	0.01%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended											For the Nine Months Ended
	September 30, 2020			June 30, 2020		March 31, 2020		December 31, 2019		September 30, 2019		September 30, 2020		September 30, 2019
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$784	0.08%	$1,017	0.10%	$910	0.10%	$1,027	0.11%	$1,501	0.17%	$2,711	0.10%	$4,691	0.18%
Retail time deposits	Expense	(96)	(0.10)%	(103)	(0.10)%	(118)	(0.12)%	(134)	(0.12)%	(151)	(0.12)%	(317)	(0.11)%	(544)	(0.14)%
Long-term FHLB advances	Expense	34	0.30%	35	0.30%	34	0.29%	34	0.25%	34	0.30%	103	0.30%	101	0.26%
Jr. subordinated debt	Expense	46	0.84%	45	0.83%	45	0.83%	44	0.80%	44	0.81%	136	0.83%	129	0.80%
Net interest income from fair value marks		$800		$1,040		$949		$1,083		$1,574		$2,789		$5,005
Purchase accounting effect on tax-equivalent margin			0.07%		0.09%		0.09%		0.10%		0.15%		0.08%		0.16%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Reconciliation of Net Income to Net Income (core):
Net income (loss) attributable to BMBC (a GAAP measure)	$13,164	$15,035	$(11,163)	$16,384	$16,360	$17,036	$42,822
Less: Tax-effected non-core noninterest income:
Gain on sale of PPP loans	—	(1,905)	—	—	—	(1,905)	—
BMT Investment Advisers wind-down costs	—	1,744	—	—	—	1,744	—
Add: Tax-effected non-core noninterest expense items:
Voluntary years of service incentive program expenses	—	—	—	—	—	—	3,553
BMT Investment Advisers wind-down costs	—	100	—	—	—	100	—
Severance associated with staff reduction	—	425	—	—	—	425	—
Net income (loss) (core) (a non-GAAP measure)	$13,164	$15,399	$(11,163)	$16,384	$16,360	$17,400	$46,375

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	19,945,634	19,926,737	20,053,159	20,124,553	20,132,117	19,975,069	20,148,289
Dilutive common shares	75,983	81,482	—	88,455	76,513	87,039	88,042
Weighted average diluted shares	20,021,617	20,008,219	20,053,159	20,213,008	20,208,630	20,062,108	20,236,331
Basic earnings per common share (core) (a non-GAAP measure)	$0.66	$0.77	$(0.56)	$0.81	$0.81	$0.87	$2.30
Diluted earnings per common share (core) (a non-GAAP measure)	$0.66	$0.77	$(0.56)	$0.81	$0.81	$0.87	$2.29

Calculation of Return on Average Tangible Equity:
Net income (loss) attributable to BMBC (a GAAP measure)	$13,164	$15,035	$(11,163)	$16,384	$16,360	$17,036	$42,822
Add: Tax-effected amortization and impairment of intangible assets	687	719	725	753	754	2,131	2,250
Net tangible (loss) income (numerator)	$13,851	$15,754	$(10,438)	$17,137	$17,114	$19,167	$45,072

Average shareholders' equity	$609,193	$600,563	$615,010	$606,508	$595,311	$608,259	$583,039
Less: Average Noncontrolling interest	739	696	695	694	693	710	689
Less: Average goodwill and intangible assets	(200,931)	(201,823)	(202,760)	(203,663)	(204,637)	(201,835)	(205,641)
Net average tangible equity (denominator)	$409,001	$399,436	$412,945	$403,539	$391,367	$407,134	$378,087

Return on tangible equity (a non-GAAP measure)	13.47%	15.86%	(10.17)%	16.85%	17.35%	6.29%	15.94%

Calculation of Return on Average Tangible Equity (core):
Net income (loss) (core) (a non-GAAP measure)	$13,164	$15,399	$(11,163)	$16,384	$16,360	$17,400	$46,375
Add: Tax-effected amortization and impairment of intangible assets	687	719	725	753	754	2,131	2,250
Net tangible income (loss) (core) (numerator)	$13,851	$16,118	$(10,438)	$17,137	$17,114	$19,531	$48,625

Average shareholders' equity	$609,193	$600,563	$615,010	$606,508	$595,311	$608,259	$583,039
Less: Average Noncontrolling interest	739	696	695	694	693	710	689
Less: Average goodwill and intangible assets	(200,931)	(201,823)	(202,760)	(203,663)	(204,637)	(201,835)	(205,641)
Net average tangible equity (denominator)	$409,001	$399,436	$412,945	$403,539	$391,367	$407,134	$378,087

Return on tangible equity (core) (a non-GAAP measure)	13.47%	16.23%	(10.17)%	16.85%	17.35%	6.41%	17.19%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$612,617	$603,674	$593,179	$612,227	$600,935
Less: Noncontrolling interest	767	727	695	695	694
Less: Goodwill and intangible assets	(200,445)	(201,315)	(202,225)	(203,143)	(204,096)
Net tangible equity (numerator)	$412,939	$403,086	$391,649	$409,779	$397,533

Total assets	$5,046,939	$5,271,311	$4,923,033	$5,263,259	$4,828,641
Less: Goodwill and intangible assets	(200,445)	(201,315)	(202,225)	(203,143)	(204,096)
Tangible assets (denominator)	$4,846,494	$5,069,996	$4,720,808	$5,060,116	$4,624,545

Tangible equity ratio (BMBC)(1)	8.52%	7.95%	8.30%	8.10%	8.60%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$652,932	$639,711	$624,959	$624,030	$641,565
Less: Noncontrolling interest	767	727	695	695	694
Less: Goodwill and intangible assets	(200,200)	(201,069)	(201,979)	(190,694)	(191,572)
Net tangible equity (numerator)	$453,499	$439,369	$423,675	$434,031	$450,687

Total assets	$5,043,099	$5,267,536	$4,919,004	$5,247,649	$4,813,704
Less: Goodwill and intangible assets	(200,200)	(201,069)	(201,979)	(190,694)	(191,572)
Tangible assets (denominator)	$4,842,899	$5,066,467	$4,717,025	$5,056,955	$4,622,132

Tangible equity ratio (BMTC)(1)	9.36%	8.67%	8.98%	8.58%	9.75%

Calculation of tangible book value per common share:
Total shareholders' equity	$612,617	$603,674	$593,179	$612,227	$600,935
Less: Noncontrolling interest	767	727	695	695	694
Less: Goodwill and intangible assets	(200,445)	(201,315)	(202,225)	(203,143)	(204,096)
Net tangible equity (numerator)	$412,939	$403,086	$391,649	$409,779	$397,533

Shares outstanding, end of period (denominator)	19,958,186	19,927,893	19,921,524	20,126,296	20,124,193

Tangible book value per common share (a non-GAAP measure)	$20.69	$20.23	$19.66	$20.36	$19.75

Calculation of price / tangible book value:
Closing share price	$24.87	$27.66	$28.38	$41.24	$36.51
Tangible book value per common share	$20.69	$20.23	$19.66	$20.36	$19.75
Price / tangible book value (a non-GAAP measure)	120.20%	136.73%	144.35%	202.55%	184.86%

(1)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. The March 31, 2020, June 30, 2020, and September 30, 2020 ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.02%	1.16%	(0.93)%	1.36%	1.36%	0.45%	1.23%
Effect of adjustment to GAAP net income to core net income	—%	0.03%	—%	—%	—%	0.01%	0.10%
Return on average assets (core)	1.02%	1.19%	(0.93)%	1.36%	1.36%	0.46%	1.33%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	8.60%	10.07%	(7.30)%	10.72%	10.90%	3.74%	9.82%
Effect of adjustment to GAAP net income to core net income	—%	0.24%	—%	—%	—%	0.08%	0.81%
Return on average equity (core)	8.60%	10.31%	(7.30)%	10.72%	10.90%	3.82%	10.63%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.03%	3.22%	3.38%	3.36%	3.54%	3.21%	3.61%
Effect of fair value marks	0.07%	0.09%	0.09%	0.10%	0.15%	0.08%	0.16%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	2.96%	3.13%	3.29%	3.26%	3.39%	3.13%	3.45%

Calculation of Tax-equivalent net interest income adjusting for the impact of purchase accounting
Tax-equivalent net interest income	$35,139	$37,478	$36,440	$36,096	$37,518	$109,057	$112,031
Effect of fair value marks	800	1,040	949	1,083	1,574	2,789	5,005
Tax-equivalent net interest income adjusting for the impact of purchase accounting	$34,339	$36,438	$35,491	$35,013	$35,944	$106,268	$107,026

Calculation of Efficiency Ratio:
Noninterest expense	$35,657	$34,636	$36,418	$36,430	$35,173	$106,711	$110,085
Less: certain noninterest expense items*:
Amortization of intangibles	(870)	(910)	(918)	(953)	(954)	(2,698)	(2,848)
Voluntary years of service incentive program expenses	—	—	—	—	—	—	(4,498)
BMT Investment Advisers, Inc. wind-down costs	—	(127)	—	—	—	(127)	—
Severance associated with staff reduction	—	(538)	—	—	—	(538)	—
Noninterest expense (adjusted) (numerator)	$34,787	$33,061	$35,500	$35,477	$34,219	$103,348	$102,739

Noninterest income	$21,099	$20,566	$18,300	$23,255	$19,455	$59,965	$58,929
Less: non-core noninterest income items:
Gain on sale of PPP loans	—	(2,411)	—	—	—	(2,411)	—
BMT Investment Advisers, Inc. wind-down costs	—	2,207	—	—	—	2,207	—
Noninterest income (core)	$21,099	$20,362	$18,300	$23,255	$19,455	$59,761	$58,929
Net interest income	35,032	37,385	36,333	35,985	37,398	108,750	111,656
Noninterest income (core) and net interest income (denominator)	$56,131	$57,747	$54,633	$59,240	$56,853	$168,511	$170,585

Efficiency ratio	61.97%	57.25%	64.98%	59.89%	60.19%	61.33%	60.23%

*In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Supplemental Loan and ACL on Loans and Leases Information Used to Calculate Non-GAAP Measures
Total ACL on loans and leases	$56,428	$54,974	$54,070	$22,602	$20,777
Less: ACL on acquired loans and leases	3,460	3,315	3,705	76	102
ACL on originated loans and leases	$52,968	$51,659	$50,365	$22,526	$20,675

Total ACL on loans and leases	$56,428	$54,974	$54,070	$22,602	$20,777
Loan mark on acquired loans	7,235	8,037	9,478	10,905	11,948
Total ACL on loans and leases + Loan mark	$63,663	$63,011	$63,548	$33,507	$32,725

Total Portfolio loans and leases	$3,676,684	$3,722,165	$3,767,166	$3,689,313	$3,540,747
Less: Originated loans and leases	3,396,068	3,422,890	3,424,601	3,320,816	3,137,769
Net acquired loans	$280,616	$299,275	$342,565	$368,497	$402,978
Add: Loan mark on acquired loans	7,235	8,037	9,478	10,905	11,948
Gross acquired loans (excludes loan mark)	$287,851	$307,312	$352,043	$379,402	$414,926
Originated loans and leases	3,396,068	3,422,890	3,424,601	3,320,816	3,137,769
Total Gross portfolio loans and leases	$3,683,919	$3,730,202	$3,776,644	$3,700,218	$3,552,695